                                  EXHIBIT 99.3

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               HUDSON GENERAL LLC





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                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               HUDSON GENERAL LLC

                 This is a Limited Liability Company Agreement dated May 31, 1996, effective as of June 1, 1996, among Hudson General Corporation ("Hudson"), a Delaware corporation, LAGS (USA) Inc. ("LAGS"), a Delaware corporation, and Hudson General LLC (the "Company"), a Delaware limited liability company.

                                   ARTICLE I

                                  DEFINITIONS

                 1.1      For the purposes of this Agreement:

                 "ACT" means the Delaware Limited Liability Company Act, as in effect from time to time, or any successor.

                 "ADJUSTMENT" has the meaning set forth in Paragraph 3.8(g).

                 "ADJUSTMENT DATE"  has the meaning set forth in Paragraph
3.8(h).

                 "AGREEMENT" means this Limited Liability Company Agreement, as it may be amended from time to time.

                 "APPROVED AIRLINE" has the meaning set forth in Paragraph 8.1.

                 "AVIATION SERVICES" means the services described on pages 3 through 7 of Hudson's 1995 Annual Report to Shareholders which was filed as
Exhibit 13 to Hudson's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, including, but not limited to, aircraft ground handling services (including, but not limited to, aircraft marshalling, loading and off-loading of aircraft baggage, freight and commissary items, passenger ticketing, airport porter and wheelchair services, aircraft cleaning, aircraft de-icing, ramp sweeping, glycol recovery, water and lavatory service, maintenance and service checks, weight and balance, cargo and mail transferring, aircraft pushbacks, and ground power and air conditioning), airport ground transportation services, aircraft fueling services (including, but not limited to, contract fueling, fuel management and retail sales of fuel), warehousing airline cargo, airport snow removal services, selling, leasing and maintaining aircraft ground support equipment and providing specialized aircraft maintenance services.

                 "AVIATION SERVICES BUSINESS" means the business of the Company and its subsidiaries of rendering Aviation Services.

                 "BUSINESS PLAN" has the meaning set forth in Paragraph 7.1.





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                 "CAPITAL ACCOUNT" means the capital account of a Member
maintained as required by Paragraph 3.8.

                 "CAPITAL CONTRIBUTION" means cash or other property transferred to the Company in payment for Units or as a capital contribution without purchasing Units.

                 "CLASS A MEMBER" means a Member who holds Class A Units (only in the Member's capacity as a holder of those Units).

                 "CLASS B MEMBER" means a Member who holds Class B Units (only in the Member's capacity as a holder of those Units).

                 "CLASS A REPRESENTATIVE" means a member of the Member Board selected by the holders of the Class A Units.

                 "CLASS B REPRESENTATIVE" means a member of the Member Board selected by the holders of the Class B Units.

                 "CLASS A UNIT" means a Unit having the special rights and preferences provided in this Agreement. Initially, there are 740 Class A Units, each of which is held by Hudson.

                 "CLASS B UNIT" means a Unit having the special rights and preferences provided in this Agreement. Initially, there are 260 Class B Units, each of which is held by LAGS.

                 "CODE" means the Internal Revenue Code of 1986, as amended, and any successor law.

                 "COMPANY" means Hudson General LLC.

                 "COMPANY PROPERTY"  has the meaning set forth in Paragraph
3.8(g).

                 "COMPANY PURCHASE OPTION" has the meaning set forth in Paragraph 8.4(a).

                 "DEBENTURES" has the meaning set forth in Paragraph 5.5(e).

                 "DISSOLUTION EVENTS" has the meaning set forth in Paragraph
13.1.

                 "DISTRIBUTABLE NET INCOME" in a period means (i) 50% of the Net Income for that period, minus (ii) any special reserves approved by the Member Board to ensure that the Company and its subsidiaries will have adequate funds (after taking account of borrowing availability under credit facilities) to enable them to meet their reasonably expected cash needs, minus (iii) any interest income received pursuant to Paragraph 1.3 of the Unit Purchase Agreement (defined below); provided, however, that only 10% of the pre-tax earnings generated by Hudson General Aviation Services, Inc. ("Hudson Canada") will be included in Distributable Net Income.

                 "FISCAL QUARTER" means the first, second, third or fourth three-month period in a Fiscal Year.

                 "FISCAL YEAR" means, until the Board determines otherwise, the one-year period (or shorter period beginning on the date the Company is formed) ending on a June 30.





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                 "GAAP" means generally accepted United States accounting
principles as in effect from time to time.

                 "HOLDER PURCHASE OPTION" has the meaning set forth in Paragraph 8.4(a).

                 "HUDSON" means Hudson General Corporation, a Delaware corporation.

                 "INITIAL CAPITAL CONTRIBUTION" means the cash paid or property transferred to the Company by a Member as the consideration for the Member's initial purchase of Units. The amount of the Initial Capital Contribution for each Member will be as set forth on Schedule I hereto.

                 "LAGS" means LAGS (USA) Inc., a Delaware corporation.

                 "LUFTHANSA" has the meaning set forth in Paragraph 5.8(b).

                 "MEMBER" means a person who becomes a member of the Company as provided in Paragraph 11.1.

                 "MEMBER BOARD" means the Board of Member Representatives described in Article V.

                 "NET INCOME" and "NET LOSS" means the consolidated net income or net loss of the Company and its subsidiaries for a period calculated in accordance with GAAP.

                 "NOTICE OF EXERCISE" has the meaning set forth in Paragraph 8.4(b).

                 "OFFICER" means the President, any Vice President, the Secretary, and the Treasurer of the Company, and any other officer of the Company elected as provided in Article VI.

                 "PRE-TAX INCOME" means the consolidated net income (loss) of the Company and its subsidiaries before provision (benefit) for income taxes and the cumulative effect of changes in accounting principles for a period calculated in accordance with GAAP.

                 "PRIOR YEAR" has the meaning set forth in Paragraph 7.1.

                 "PROPOSED TRANSFER NOTICE" has the meaning set forth in Paragraph 8.4(a).

                 "PURCHASE OPTION"  has the meaning set forth in Paragraph
8.4(a).

                 "REGISTRATION STATEMENT" has the meaning set forth in Paragraph 5.5(c)

                 "REGULATIONS" means the income tax regulations promulgated under the Code, as those regulations may be amended from time to time (including temporary Regulations).

                 "REPRESENTATIVE" means a Class A Representative or a Class B Representative.

                 "TAXABLE INCOME" or "TAX LOSS" means for a Fiscal Year, a Fiscal Quarter or another period, an amount equal to the income or loss of the Company for that Fiscal Year, Fiscal Quarter or other period, determined in the manner in which income or loss is determined for Federal income tax purposes, including Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required under Section 703(a)(1) of the Code to be stated separately will be included in Taxable Income or Tax Loss).





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                 "TAX MATTERS MEMBER" has the meaning set forth in Paragraph
12.2.

                 "TANGIBLE ASSET" means an asset that is not described in
Section 197(d) of the Code.

                 "TOTAL REVENUES" means consolidated revenues of the Company and its subsidiaries for a period calculated in the same manner in which they are calculated in determining Net Income for that period.

                 "TRANSFERRING HOLDER" has the meaning set forth in Paragraph 8.4(a).

                 "UNIT" means a Class A Unit or a Class B Unit, or a unit of any other class which the Company may at any time be authorized by this Agreement to issue.

                 "UNIT PURCHASE AGREEMENT" means the Unit Purchase and Option Agreement dated February 27, 1996 (effective as of January 1, 1996) between Lufthansa Airport and Ground Services GmbH and Hudson.

                 "UPCOMING YEAR" has the meaning set forth in Paragraph 7.1.

                 Other terms which are defined in this Agreement will have the meanings given to them where they are defined. Accounting terms which are defined under GAAP will, unless they are specifically defined in another manner in this Agreement, have the meanings given to them under GAAP from time to time.

                                   ARTICLE II

                                  ORGANIZATION

                 2.1 Name of the Company. The name of the Company is "Hudson General LLC".

                 2.2 Registered Office and Agent. The registered office of the Company in the State of Delaware, and its registered agent for service of process in that State, will be as set forth in the Certificate of Formation of the Company, as it is initially filed with the Secretary of State of Delaware, and as it may be amended from time to time.

                 2.3 Offices. The Company may have offices and places of business at such locations, whether within or outside of the State of Delaware, as the Member Board may from time to time determine or the business of the Company may require.

                 2.4 Purposes. The purpose of the Company will be to engage in any lawful act or activity for which limited liability companies may be organized under the Act. Without limiting what is stated in the preceding sentence, the initial principal purpose of the Company will be to engage in the business of rendering Aviation Services.

                 2.5 Term. The existence of the Company will continue in perpetuity until it is dissolved as provided in Article XIII.





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                                  ARTICLE III

                                     UNITS

                 3.1 Authorization to Issue Units. The Company will be authorized to issue up to 1,451 Units, of which not more than 740 Units may be Class A Units and not more than 711 Units may be Class B Units.

                 3.2 Sales of Units. The Company may sell Units for such consideration as is approved by the Member Board in particular instances. The consideration may be cash, non-cash assets, services or any other form of consideration which would be lawful consideration for the issuance of stock by a corporation incorporated in Delaware. The consideration paid by a Member to the Company for Units will constitute a Capital Contribution by the Member to the Company.

                 3.3 Rights and Preferences of Units. Each Unit of a given class will be identical in all respects (including, but not limited to, with regard to the rights of Members to vote, to receive distributions from time to time, to convert Units of the class into Units of another class and to receive distributions on liquidation of the Company) with each other Unit of the same class. Except as expressly provided in this Agreement, each Class A Unit will be identical with each Class B Unit.

                 3.4      Meetings.

                          (a)     An annual meeting of Members of each class
will be held on the first Monday of November in each year, or if that is a legal holiday in the place where the Company has its principal office, on the next following business day in that place. If, pursuant to Paragraph 3.5, the Members of two or more classes vote as a single class with regard to any matters brought before their annual meetings, the annual meetings in that year of the holders of those classes of Units will be combined into a single meeting (but with separate voting with regard to any matters as to which they vote as separate classes).

                          (b)     Special meetings of Members of a class may be
called at any time for any purpose by a majority of the Members of that class, or by the Members holding a majority of the Units of that class, or by the President or the Secretary of the Company.

                          (c)     Notice of each meeting of the Members of any
class, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given not less than ten nor more than sixty days before the date of the meeting to each Member entitled to vote at the meeting.





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                 3.5      Voting.

                          (a)     Except as provided in Article V, the Members
of all classes will vote together as though the Units were of a single class. At any meeting of Members, each Member having the right to vote may vote at that meeting in person or by proxy. Each Member entitled to vote at a meeting will be entitled to one vote for each Unit of the class regarding which the Member is entitled to vote at the meeting registered in the Member's name on the books of the Company.

                          (b)     The presence in person or by proxy of holders
of a majority of the Units of each class entitled to vote at the meeting will be necessary, and will constitute a quorum, for the transaction of business at the meeting.

                          (c)     The selection of Class A Representatives and
Class B Representatives will be determined by plurality vote. Except as otherwise provided in this Agreement, any other matter will be determined by the vote of a majority of the Units which are voted with regard to it.

                          (d)     Whenever the vote of Members at a meeting is
required or permitted in connection with any action by the Company, the meeting and vote may be dispensed with if the action is consented to in writing by Members having at least the minimum number of votes required to authorize the action at a meeting at which the holders of all Units entitled to vote are present and voted.

                 3.6 Hudson's Right to Convert Class A Units. Hudson may at any time convert any number of Class A Units into the same number of Class B Units for the purpose of selling the Class B Units to LAGS as a result of an exercise by LAGS of the Option contained in the Unit Purchase Agreement, but not otherwise. In order to convert Class A Units into Class B Units, Hudson will (i) if Units are not represented by certificates, send the Company a notice directing the Company to reduce the number of Class A Units, and increase the number of Class B Units, registered in Hudson's name by the number of Units being converted from Class A Units to Class B Units or (ii) if Units are represented by certificates, send the Company the certificates representing the Class A Units which are to be converted accompanied by a written instruction to convert them into Class B Units, in either case (iii) accompanied by (x) a copy of the notice of exercise of the Option with regard to the Class B Units to be issued as a result of the conversion, and (y) a certification by Hudson that it has not elected, and will not elect, to have the Company sell the Units as to which the Option has been exercised.

                 3.7 Unit Register. The Company will maintain a Unit register in which it will record the names, addresses and taxpayer identification numbers of the owners of Units and the number of Units of each class owned by each of them. Upon notification that Units have been transferred (or, if Units are represented by certificates, upon





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receipt of certificates representing Units with appropriate documents of assignment attached) and evidence satisfactory to the Company that the transfer was permitted by Article VIII, the Company will record the transfer in the Unit register. The Company may for all purposes treat the person shown in the Unit register as the owner of the Units shown in the Unit register, even if the Company has notice that the Units have been transferred to another person. Any reference in this Agreement to information about Units or holders or owners of Units shown on the books of the Company will refer to information shown in the Unit register.

                 3.8      Capital Accounts.

                          (a)     The Company will maintain on its books a
Capital Account for each Member in accordance with the terms of this Paragraph
3.8. Notwithstanding any other provision of this Agreement, Capital Accounts will be maintained in accordance with Regulations implementing Code Section 704(b).

                          (b)     A Member's Capital Account will be increased
by:

                                  (i)      the Member's Initial Capital
         Contribution and any additional Capital Contributions the Member may make from time to time;

                                  (ii)     the Taxable Income allocated to the
         Member in accordance with Paragraph 3.9; and

                                  (iii)    other amounts, to the extent
         required under Regulations Section 1.704-1(b)(2)(iv)(b).

                          (c)     A Member's Capital Account will be decreased
by:

                                  (i)      the amount of all distributions made
         with respect to Units shown on the books of the Company to be held by the Member;

                                  (ii)     the Tax Losses allocated to the
         Member in accordance with Paragraph 3.9; and

                                  (iii)    other amounts, to the extent
         required under Regulations Section 1.704-1(b)(2)(iv)(b).

                          (d)     In the event of a contribution of Tangible
Assets other than cash, the value of each such Tangible Asset shall be deemed to be equal to its fair market value (net of any liabilities secured by such Tangible Asset that the Company is considered to assume or take subject to under Section 752 of the Code).

                          (e)     (i)      For purposes of this Agreement, the
fair market value of each Tangible Asset (other than cash) contributed by Hudson as a part of its Initial Capital Contribution is the net book value of such Tangible Asset on the books of Hudson.





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                                  (ii)  After the fair market value of each
Tangible Asset (other than cash) contributed by Hudson as part of its Initial Capital Contribution has been determined in the manner set forth in Paragraph 3.8(e)(i),

                                        (w)     the fair market value
         determined with respect to each such Tangible Asset shall be reduced by the amount of liabilities secured by such Tangible Asset which the Company is considered to assume or take subject to under Section 752 of the Code,

                                        (x)     the values (net of the
         liabilities described in clause (e)(ii)(w)) for all such Tangible Assets shall be added to the amount of cash that Hudson contributed as part of its Initial Capital Contribution,

                                        (y)     the amount determined in clause
         (e) (ii)(x) shall be subtracted from Hudson's Initial Capital Contribution, and

                                        (z)     the resulting amount shall be
         allocated as determined by the Company among the Company's goodwill, going concern value, and other assets described in Section 197(d) of the Code.

                          (f)     In the event of a distribution of property
other than cash, the value of such property shall be deemed to be equal to its fair market value (net of any liabilities secured by such distributed property that the recipient Members are considered to assume or take subject to under
Section 752 of the Code). Any gain or loss associated with such property shall be allocated to the Members' Capital Accounts in accordance with Paragraph 3.9, and adjustments to Capital Accounts in respect of distributions of such property shall reflect its fair market value (net of any liabilities secured by such distributed property that the recipient Members are considered to assume or take subject to under Section 752 of the Code).

                          (g)     If money or other property (other than a de
minimis amount) is contributed to the Company by a new or existing Member as consideration for Units, or if the Company is liquidated or distributes money or other property (other than a de minimis amount) to a retiring or continuing Member as consideration for Units, then the Capital Accounts of the Members shall be increased or decreased to reflect the value of the Company's property, including goodwill and other intangible assets, at the time of the contribution or distribution ("Company Property"). Such increase or decrease (each, an "Adjustment") shall be made in accordance with the provisions of this Paragraph 3.8.

                          (h)     Each Adjustment shall be based on the fair
market value of the Company Property on the date of the Adjustment (the "Adjustment Date"); provided, however, that no item of Company Property shall





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have a fair market value that is less than the amount of any nonrecourse indebtedness to which such Company Property is subject.

                          (i)     Each Adjustment shall reflect the manner in
which the unrealized income, gain, loss, or deduction inherent in Company Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members as if there were a taxable disposition of that Company Property for its fair market value on the Adjustment Date and any resulting income, gain, loss or deduction were allocated in accordance with Paragraph 3.9.

                          (j)     The Capital Accounts shall be adjusted in
accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (or a successor provision) for allocations to the Members of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to the Company Property.

                          (k)     The Members' distributive shares of
depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to the Company Property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such Company Property in the same manner as under Section 704(c) of the Code.

                          (l)     The amount of book depreciation, depletion,
or amortization for a period with respect to an item of Company Property is the amount that bears the same relationship to the book value of such property as the depreciation (or cost recovery deduction), depletion, or amortization computed for tax purposes with respect to such property bears to the adjusted tax basis of such property. If any Company Property has a zero adjusted tax basis, then the book depreciation, depletion, or amortization may be determined under any reasonable method selected by the Company.

                 3.9      Allocations.

                          (a)     Except as set forth in Paragraphs 3.9(b),
(c), (d), and (e), Taxable Income or Tax Loss for each Fiscal Year will be allocated among the holders of Units in proportion to the respective numbers of the Units held by them.

                          (b)     If with regard to any Fiscal Year, the per
Unit distributions to the holders of one class of Units are larger than the per Unit distributions to the holders of one or more other classes of Units, then the Taxable Income or Tax Loss (and each item of income, gain, deduction or loss required to be stated separately) in that Fiscal Year will be allocated to the holders of the respective classes of Units in the same proportions per Unit as the per Unit distributions in that Fiscal Year; provided, however, that for purposes of this Paragraph 3.9(b), any distribution made pursuant to Paragraph 4.2(c) in respect of which Taxable Income or Tax Loss has been allocated





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in a prior Fiscal Year shall not be taken into account in determining the allocation of Taxable Income or Tax Loss under this Paragraph 3.9(b).

                          (c)     A Member who unexpectedly receives an
adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) will be allocated items of income and gain (consisting of a pro rata portion of each item of the Company's income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate a deficit balance in such Member's Capital Account as quickly as possible. Any allocation made pursuant to this Paragraph 3.9 will be subject to any adjustment required to comply with Regulations Section 1.704-1(b), including, without limitation, any nonrecourse deduction or minimum gain chargeback within the meaning of Regulation Section 1.704-2. Any allocations made pursuant to this Paragraph 3.9(c) will be taken into account, to the extent permitted by the Regulations, in computing subsequent allocations of income, gain, loss or deduction, so that the net amount of any items so allocated and all other items allocated to each Member will, to the extent possible, be equal to the amount that would have been allocated to the Member without regard to this Paragraph 3.9(c).

                          (d)     In accordance with Code Section 704(c) and
the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company will, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of the property to the Company for Federal income tax purposes and its fair market value upon contribution to the Company.

                          (e)     If, for any taxable period of the Company,
the Company is deemed to have a net increase (or decrease) in income for tax purposes as a result of a redetermination by a tax authority resulting from transactions between the Company and any Member or affiliate of any Member, such increase (or decrease) in income will be allocated to the Member that was (or the affiliate of which was) a party to the transaction and the Capital Accounts of the Members shall reflect such allocations.

                          (f)     Notwithstanding the foregoing provisions of
this Paragraph 3.9, Taxable Income or Tax Loss for the period commencing on June 1, 1996 and ending on June 30, 1996 will be allocated 100% to Hudson.

                 3.10 Capital Account Balances in the Case of Transferred Interests.

                          (a)     In the event of a transfer of Units by Hudson
to LAGS pursuant to Article III of the Unit Purchase Agreement, Hudson's Capital Account shall be charged, and LAGS' Capital Account shall be credited, with the amount determined to be attributable to the transferred Units, as determined pursuant to Paragraph 3.10(b).





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                          (b)     The amount determined under this Paragraph
3.10(b) shall be an amount equal to (i) Hudson's Initial Capital Contribution multiplied by (ii) a fraction, the numerator of which is equal to the number of Units being transferred to LAGS and the denominator of which is equal to the number of Units owned by Hudson immediately following the Closing (as such term is defined in the Unit Purchase Agreement).

                                   ARTICLE IV

                                 DISTRIBUTIONS

                 4.1 General Rule for Distributions. The Company shall not make any distributions to holders of Units other than as determined by the Members. The foregoing shall not affect the repayment of any indebtedness owed by the Company to a Member in accordance with the terms and conditions under which such indebtedness was incurred.

                 4.2      Manner of Distributions.

                          (a)     With respect to each Fiscal Year,
distributions of Distributable Net Income accrued in that year will be made to each Member in proportion to the Units owned by such Member as of the last day of the Fiscal Year; provided, however, that holders of Class B Units will not be entitled to and will not receive (under any subparagraph of this Paragraph 4.2) any distributions of Net Income based on amounts of Pre-Tax Earnings, as such term is defined in Paragraph 1.3(b) of the Unit Purchase Agreement, in the Fiscal Years ending June 30, 1997 and 1998 in excess of (i) in the Fiscal year ending June 30, 1997, $14,689,500, minus any earnings of Hudson Canada in that Fiscal Year, except to the extent those earnings are at any time distributed to the Company by Hudson Canada, and (ii) in the Fiscal Year ending June 30, 1998, $15,862,800, minus any earnings of Hudson Canada in that Fiscal Year, except to the extent those earnings are at any time distributed to the Company by Hudson Canada. Any reduction in distributions otherwise payable to holders of Class B Units by virtue of this Paragraph shall cause a corresponding increase to the distribution payable to Hudson for each Fiscal Year.

                          (b)     Before any distributions are made in
accordance with Paragraph 4.2(a), distributions will be made to Hudson in an amount equal to the interest payments contemplated by Paragraph 1.3(a)(ii) through Paragraph 1.3(a)(iv) of the Unit Purchase Agreement.

                          (c)     To the extent the Member Board determines to
make distributions for any Fiscal Year in excess of the amounts described in Paragraphs 4.2(a) and (b), such distributions shall be in an amount determined by the Member Board in accordance with the following priority (subject, however, to the limitations on distributions





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to holders of Class B Units for the Fiscal Years ending June 30, 1997 and June
30, 1998, as set forth in Paragraph 4.2(a)):

                                  (i)      First, Distributable Net Income
accrued in prior Fiscal Years and not previously distributed to Members, starting with the earliest such Fiscal Year, will be distributed to Members who owned Units during such prior Fiscal Year, in proportion to the Units owned by such Members on the last day of such Fiscal Year;

                                  (ii)     Second, distributions shall be made
to Hudson and LAGS in proportion to the Units owned by them immediately after Closing (as such term is defined in the Unit Purchase Agreement) in an amount equal to the earnings of Hudson Canada not included in the Sum (as such term is defined in the Unit Purchase Agreement), to the extent such amount has not previously been distributed; and

                                  (iii)    Third, distributions shall be made
out of Net Income (except that with respect to Hudson Canada, Net Income will be determined using cash taxes paid with respect to a Fiscal Year rather than book taxes provided) from prior Fiscal Years not previously distributed to Members, starting with the earliest such Fiscal Year, and will be distributed to Members who owned Units during such prior Fiscal Year, in proportion to the Units owned by such Members on the last day of such Fiscal Year.

                 (d) Notwithstanding the foregoing provisions of this Paragraph 4.2, as soon after June 30, 1996 as is practicable, and in any event prior to the making of any other distribution pursuant to this Section 4.2, a distribution of cash shall be made to Hudson in an amount equal to the amount of any Taxable Income allocated to Hudson pursuant to Paragraph 3.9(f).

                                   ARTICLE V

                        BOARD OF MEMBER REPRESENTATIVES

                 5.1 Management by Members. The management of the Company is fully reserved to the Members, and the Company will not have "managers," as that term is used in the Act. The powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, the Members, who will make all decisions and take all actions for the Company, as described in this Article V.

                 5.2 The Member Board. In managing the Company, the Members will act through the Member Board, or through such Committees as the Member Board may establish. The Member Board will consist of three Class A Representatives and two Class B Representatives. Each Class A Representative will be a Class A Member





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(if the Class A Member is an individual) or an officer, director or employee of a Class A Member (or of its parent company) and each Class B Representative will be a Class B Member (if the Class B Member is an individual) or an officer, director, or employee of a Class B Member (or of its parent company). Except as otherwise expressly provided in this Agreement, any act (including any vote or consent) of the Class A Representatives will be the act of all the holders of Class A Units and any act (including any vote or consent) of the Class B Representatives will be the act of all the holders of Class B Units.

                 5.3 Selection and Terms of Representatives. The Representatives of each class will be selected by the holders of the applicable class of Units at each annual meeting of those holders. Except as otherwise provided in this Agreement, each Representative will serve at the pleasure of the class of Members that the Representative represents.

                 5.4      Meetings.

                          (a)     Meetings of the Member Board may be called by
any Representative on at least five days' notice to each other Representative.

                          (b)     One Representative of each class will
constitute a quorum at a meeting of the Member Board (except that if a meeting cannot be held because no Representative of a particular class was present, an adjourned meeting may be held on at least five days' notice to each Representative of that class which specifies each matter to be voted upon at the meeting, even though no Representative of that class is present).

                          (c)     A Representative participating in a meeting
by conference telephone or similar communications equipment by which all persons present at the meeting can hear each other will be deemed present at the meeting and all acts taken by the Representative during his or her participation will be deemed taken at the meeting.

                 5.5      Voting.

                          (a)     The Class A Representatives, as a class, will
be entitled to three votes, and the Class B Representatives, as a class, will be entitled to two votes, on all matters. If there is only one Member of a Class, or if the provisions of Paragraph 5.8 are applicable and therefore all the Units of that Class are voted by a single Member, all the votes of the Representatives of that Class will be cast in the same manner. If there is more than one Member of a given Class and the provisions of Paragraph 5.8 are not applicable, the Representatives of that Class may decide among themselves whether to cast all the votes to which they, as a class, are entitled in the same manner or whether to allocate those votes among Representatives of the class. The action of at least one Representative in casting the votes of the class of Members that Representative represents will, unless there is more than one Member of the class and the other Representatives of that class object at the time the vote is cast, constitute the vote of the Representatives of that class, even if the other Representatives of that class are not present when the votes are cast.

                          (b)     Except as provided in Paragraphs 5.5(c)
through (g), a majority of the votes cast with respect to a matter at a meeting at which a quorum is present will be the act of the Member Board.

                          (c)     At all times prior to October 1, 2000, and at
all times on and after October 1, 2000 while LAGS and Approved Airlines (defined below) together own at least 38% of the outstanding Units, at least four affirmative votes of the Representatives will be required for any of the following actions:

                                  (i)      Any decision to make distributions
         to holders of Units of any class with regard to a Fiscal Year which are less than those contemplated by Paragraph 4.2, or to establish reserves which have the effect of reducing distributions.

                                  (ii)     Any amendment of this Agreement
         which affects the special rights and preferences of either the Class A Units or the Class B Units.

                                  (iii)    Any change in the number or classes
         of Units the Company is authorized to issue, any issuance by the Company of Units of any class (other than the issuance of Units to Hudson and to LAGS as contemplated by the Unit Purchase Agreement, including if applicable, on exercise of the Option contained in the Unit Purchase Agreement), any issuance by the Company of options, rights or convertible or exchangeable securities which may entitle the holder to acquire Units of any class, or the Company's entering into any other type of agreement under which the Company is, or upon the passage of time, the payment of money or the occurrence of any other event may become, required to issue Units of any class.

                                  (iv)     Any merger or consolidation of the
         Company with any other corporation or business entity, or the purchase by the Company or any subsidiary of a 25% or greater equity interest in any corporation or other business entity for a purchase price of more than $1,500,000.

                                  (v)      Any sale of assets of the Company or
         any subsidiary in a single transaction or a series of related transactions which constitute 15% or more of the total assets of the Company and its subsidiaries taken as a whole at the end of the most recently ended Fiscal Year, or which would result in the Company and its subsidiaries together no longer being able to engage in any aspect of the Aviation Services Business which accounted for more than 10% of their Total Revenues in the most recently ended Fiscal Year, except in each case sales of products in the ordinary course of business.

                                  (vi)     Any decision by the Company to file
         a registration statement under the Securities Act of 1933, as amended (a "Registration Statement").

                                  (vii)    The approval or amendment of the
         budget included in a Business Plan (as that term is defined in Paragraph 7.1), to the extent provided in Paragraph 7.1.

                                  (viii)   The entry by the Company or any
         subsidiary into any line of business other than the Aviation Services Business, or into any aspect of the Aviation Services Business in which the Company is not engaged at the date of this Agreement, which in either case is reasonably anticipated to generate revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries taken as a whole in any of the following three Fiscal Years.

                                  (ix)     The cessation by the Company and its
         subsidiaries taken as a whole (whether by sale of a business, termination of a business or otherwise) of all or substantially all their activities in any aspect of the Aviation Services Business which accounted for more than 10% of their Total Revenues in the most recently ended Fiscal Year.

                                  (x)      The dissolution of the Company in
         accordance with Paragraph 13.1.

                                  (xi)     Any filing by the Company or a
         subsidiary for relief as a debtor under any bankruptcy, insolvency, reorganization or similar law, any application by the Company or a subsidiary for the appointment of a receiver, trustee, custodian or similar fiduciary for a substantial portion of the consolidated assets of the Company and its subsidiaries, or the consent by the Company or a subsidiary to any petition or application seeking similar relief which is filed against the Company or the subsidiary.

                                  (xii)    The borrowing by the Company or one
         or more subsidiaries in a single transaction or series of related transactions of a sum equal to 10% or more of the total assets of the Company and its subsidiaries at the time of the borrowing, or the entering into of any agreement providing for borrowings of that amount (except that (x) if an agreement providing for borrowings is approved in accordance with this Paragraph 5.5(c), the borrowings themselves need not be approved by the vote required by this Paragraph and (y) the requirements of this subparagraph (xii) will not apply to borrowings of up to $18.3 million aggregate principal amount of indebtedness under credit agreements).

                          (d)     At all times on and after October 1, 2000
while LAGS owns Class B Units, but those Class B Units together with the Class B Units owned by Approved Airlines constitute less than 38% of the outstanding Units, at least four votes will be required for any of the actions described in subparagraphs (i) and (ii) of Paragraph 5.5(c), but not for the actions described in any other subparagraph of that Paragraph.

                          (e)     Notwithstanding anything to the contrary in
Paragraph 5.5(c) or (d), four affirmative votes of the Representatives shall not be required for the Company to (i) call any of the 7% Convertible

Subordinated Debentures Due 2011 issued by Hudson (the "Debentures") for redemption and make any redemption payments with respect thereto, (ii) make any payments to Hudson in accordance with the terms of an agreement dated the same date as this agreement between the Company and Hudson or (iii) indemnify Hudson if Hudson remains liable, or guarantees obligations, under any contract or other agreement relating to the Aviation Services Business which Hudson is required to transfer to the Company under the Unit Purchase Agreement.

                          (f)     Notwithstanding anything to the contrary in
Paragraph 5.5(c) or (d), four affirmative votes of the Representatives shall not be required for Hudson to charge to the Company the home office overhead fees referred to in Paragraph 15.1.

                          (g)     Any decision by the Company to exercise, or
not to exercise, a Company Purchase Option granted under Paragraph 8.4 with regard to Units of a class will be made solely by the Representatives of the Members who hold the other class of Units.

                 5.6 Action by Written Consent. Any action of the Member Board may be taken without a meeting if written consent to the action is signed by all the Class A Representatives and all the Class B Representatives (or, with regard to a decision to which Paragraph 5.5(g) applies, all the class of Representatives which makes the decision).

                 5.7 Committees. The Member Board may designate from among its members an Executive Committee and other committees, each consisting of at least one Class A Representative and one Class B Representative. The Executive Committee will have all the authority of the Member Board, except (i) as the Member Board otherwise provides, and (ii) that the Executive Committee may not take any action which, under Paragraph 5.5(c) or (d), must receive at least four votes. Other committees will have such authority as the Member Board grants them. The Member Board will have the right at any time to remove and replace members of committees, to change the size of committees and to change the membership of committees (subject to the requirement in the first sentence of this Paragraph). At any meeting of any committee, the Class A Representatives on the committee, as a class, will be entitled to three votes, and the Class B Representatives on the Committee, as a class, will be entitled to two votes, unless the Member Board determines that the Class A Representatives on the committee or the Class B Representatives on the Committee, as a class, will be entitled to a different number of votes.

                 5.8      Voting Restrictions.

                          (a)     Notwithstanding any other provision herein,
Hudson agrees that if it transfers any portion of its Class A Units to a directly or indirectly majority owned subsidiary as permitted by Paragraph 8.1,

Hudson will, pursuant to a contract to be entered into with the transferee, either (1) retain all of the voting power of the transferred Units or (2) transfer to the transferee all of the voting power of the transferred Units. Following such a transfer of Units, the entity that exercises the voting power of the transferred Units will be deemed to do so for all purposes of this Agreement, and the entity that does not exercise the voting power of the transferred Units shall be deemed not to be a Member strictly for the purpose of voting the Transferred Units. The holder of Class A Units that votes such Class A Units following a transfer described in this Paragraph 5.8 will vote such Units on its own behalf, and will have no duty to represent the interests of the other party to such transfer (Hudson or the transferee, as the case may be), except to the extent required by law.

                          (b)     Notwithstanding any other provision herein,
LAGS agrees that if it transfers any portion of its Class B Units to a directly or indirectly majority owned subsidiary of LAGS or of Deutsche Lufthansa AG ("Lufthansa") as permitted by Paragraph 8.1, LAGS will, pursuant to a contract to be entered into with the transferee, either (1) retain all of the voting power of the transferred Units or (2) transfer to the transferee all of the voting power of the transferred Units. Following the transfer of Units described in this Paragraph 5.8, the entity that exercises the voting power of the transferred Units will be deemed to do so for all purposes of this Agreement, and the entity that does not exercise the voting power of the transferred Units will be deemed not to be a Member strictly for the purpose of voting the transferred Units. The holder of Class B Units that votes such Class B Units following a transfer described in to this Paragraph 5.8 will vote such Units on its own behalf, and will have no duty to represent the interests of the other party to such transfer (LAGS or the transferee, as the case may be), except to the extent required by law.

                                   ARTICLE VI

                                    OFFICERS

                 6.1 Required and Permitted Officers. The Company will have a President, a Secretary and a Treasurer. The Member Board may also elect a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. The same person may hold two or more offices. No officer except the Chairman of the Board, if there is one, need be a Representative.

                 6.2 Election and Terms of Office. Each officer will be elected by the Member Board and will hold office for such term, if any, as the Member Board determines. Any officer may be removed at any time, either with or without cause, by the Member Board.

                 6.3      Duties of Officers.

                          (a)     The Chairman of the Board, if any, will
preside at all meetings of the Member Board and will have any other duties which from time to time may be prescribed by the Member Board.

                          (b)     The President will be the Chief Executive
Officer of the Company, will report to the Member Board and will see to it that all directives of the Member Board are carried into effect. The President will preside at any meeting of the Member Board at which the Chairman of the Board is not present.

                          (c)     The officers, other than the Chairman of the
Board and the President, will have such powers and perform such duties, in each case subject to the control of the Member Board and the President, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Member Board.

                          (d)     Notwithstanding any other provision of this
Agreement, each officer will participate only in the day-to-day operations of the Aviation Services Business. No officer will, in such capacity, determine any management policy or make any management decision, all of which will be made by the Members, as provided in Article V.

                                  ARTICLE VII

                                 BUSINESS PLANS

                 7.1      Approval and Effect of Business Plans.

                          (a)     Hudson and LAGS have given their general
approval to a plan relating to the operations, marketing, financing and certain other activities, including a budget, of the Company and its subsidiaries (a "Business Plan") with respect to the Fiscal Years of the Company ending June 30, 1996, 1997 and 1998.

                          (b)     Not later than June 30 of each year after
1995, the Company will present to the Member Board a proposed Business Plan for the Fiscal Year (the "Upcoming Year"), and for the three Fiscal Years, following the Fiscal Year in which the Business Plan is presented to the Member Board.

                          (c)     If at the time a Business Plan for an
Upcoming Year is presented to the Member Board, the outstanding Class B Units constitute less than 49% of the sum of all outstanding Class A Units and Class B Units, then the supermajority voting provisions of Paragraph 5.5(c)(vii) relating to the budget in the Business Plan will be applicable if, but only if, the events described in all of clauses (1),
(2) and (3) below shall have occurred: (1) a majority of the Class B Representatives voted against approval of the budget for the Fiscal Year immediately preceding the Upcoming Year (the "Prior Year"); (2) the actual Pre-Tax Income for the Prior Year was less than 4.5% of Total Revenues for such Prior Year; and (3) either (x) the budget with regard to the Upcoming Year contemplates that Pre-Tax Income for the Upcoming Year will be less than 4.5% of Total Revenues for the Upcoming Year or (y) notwithstanding the fact that the budget for the Upcoming Year contemplates that Pre-Tax Income for the Upcoming Year will be equal to or greater than 4.5% of the Total Revenues for such Upcoming Year, a majority of the Class B Representatives provide the Member Board with a written statement setting forth their reasonable belief (and the reasonable bases for such belief) that Pre-Tax Income for the Upcoming Year will be less than 4.5% of the Total Revenues for such Upcoming Year.

                          (d)     If at the time a Business Plan for an
Upcoming Year is presented to the Member Board, the outstanding Class B Units constitute at least 49% of the sum of all outstanding Class A Units and Class B Units, then the supermajority voting provisions of Paragraph 5.5(c)(vii) relating to the budget in the Business Plan will be applicable under all circumstances, but the Class B Members will not act unreasonably in requiring that the Representatives of that class vote against the budget.

                          (e)     Notwithstanding any provision to the
contrary, the supermajority voting provisions of Paragraph 5.5(c)(vii) relating to the budget in the Business Plan will not be applicable to the budget for the Fiscal Year ending June 30, 1997.

                          (f)     Commencing with the Fiscal Year ending June
30, 1997, the Company will conduct its business and affairs substantially in accordance with the applicable Business Plan approved by the Member Board. If the Member Board does not approve a proposed Business Plan, the Company will endeavor to revise the proposed Business Plan in order to obtain Member Board approval. Until such time as Member Board approval is obtained with respect to a Business Plan or in the event that Member Board approval of a Business Plan is not obtained, the Company will continue to conduct its business and affairs substantially in accordance with the most recently approved Business Plan relating to such period, or, if there is no such previously approved Business Plan relating to such period, substantially in accordance with the three-year Business Plan included in the most recently approved Business Plan for the most recent prior period. If an approved Business Plan differs from a prior Business Plan relating in part to the same period, the later Business Plan will be deemed an amendment of the prior Business Plan.

                                  ARTICLE VIII

                       RESTRICTIONS ON TRANSFER OF UNITS

                 8.1 Subject to Paragraph 8.3, no holder of Units will transfer, sell, assign, pledge, hypothecate, mortgage, encumber, grant any other form of security interest in, or otherwise dispose of (together "transfer") any Units other than in accordance with this Article VIII, except that nothing in this Article VIII will (a) prevent LAGS from transferring Units to a directly or indirectly majority owned subsidiary of LAGS or of Lufthansa, or prevent Hudson from transferring Units to a directly or indirectly majority owned subsidiary, if (i) the subsidiary of LAGS, Lufthansa or Hudson, as the case may be, agrees in writing to be bound by all the provisions of this Agreement which are applicable to LAGS or Hudson, as the case may be, (ii) LAGS or Hudson, as the case may be, and the subsidiary agree in writing that if at any time LAGS or Lufthansa, or Hudson, as the case may be, ceases to own directly or indirectly a majority in voting power of the outstanding equity of the subsidiary, before that occurs, the subsidiary will transfer the Units it owns back to LAGS or Hudson, as the case may be, and (iii) the other owners of any such majority owned subsidiary would not be prohibited from holding Units pursuant to Paragraph 8.3, (b) prevent Hudson from selling Class B Units to LAGS upon exercise of the Option contained in the Unit Purchase Agreement, (c) prevent LAGS from selling or otherwise transferring Units after the fifth anniversary of the date of this Agreement to any airline approved by Hudson (an "Approved Airline"), which approval Hudson will not unreasonably withhold with regard to any airline which is a potential significant user of Aviation Services provided by the Company, by LAGS or by a joint venture in which LAGS has a greater than 25% ownership interest, if the Approved Airline agrees in writing to be bound by all the provisions of this Agreement which are applicable to LAGS; provided, however that, after giving effect to any transfer permitted by this clause (c), LAGS and Lufthansa and their majority owned subsidiaries must collectively own at least a majority of the outstanding Class B Units and any other holder of Class B Units must hold at least 10% of the outstanding Class B Units or (d) prevent Hudson from pledging, hypothecating or mortgaging its Units to secure any of its indebtedness or from transferring Units to the holders of the secured indebtedness (or their designee(s)) upon foreclosure of the pledge, hypothecation or mortgage; provided, however that Hudson will use all reasonable efforts (which reasonable efforts shall not be required to include modification of current or future terms of agreements or offering or agreeing to any economic consideration) to cause the pledge, hypothecation or mortgage, and the transfer of Units upon foreclosure, to be subject to, and otherwise not interfere with, the Purchase Option (defined below), and the right of anyone to exercise the Purchase Option and to receive Units on exercise of the Purchase Option free and clear of all liens and encumbrances.

                 8.2 Five Year Prohibition Against Transfer. Until the fifth anniversary of the date of this Agreement, neither LAGS nor Hudson will, except as expressly permitted by Paragraph 8.1, transfer any Units to anyone.

                 8.3 Prohibition Against Transfers to Competitors. Notwithstanding anything in this Agreement to the contrary, no holder of Units will at any time transfer any Units to anyone who provides Aviation Services to other persons, unless the Company consents in writing to the transfer (which the Company will be under no obligation to do). This Paragraph will not prevent LAGS from transferring Units to an airline solely because the airline performs all or a portion of the Aviation Services for its own aircraft or passengers, if the airline does not provide Aviation Services to other persons.

                 8.4      Rights of First Refusal.

                          (a)     Before any holder transfers any Units to
anyone, other than under the circumstances described in Paragraph 8.1, the holder of Units which proposes to transfer Units (a "Transferring Holder") will give the Company and each of the other holders of Units a notice (a "Proposed Transfer Notice") which (i) describes in reasonable detail the proposed transfer, including the number of Units the Transferring Holder proposes to transfer, and including, if the proposed transfer involves a sale, the proposed sale price and the other principal terms of the sale, (ii) identifies the person or persons to whom the Units are proposed to be transferred and (iii) grants the Company an option (a "Company Purchase Option"), and grants to LAGS (if Hudson is the Transferring Holder or the Units the Transferring Holder proposes to transfer are Class B Units) or to Hudson (if LAGS is the Transferring Holder or the Units the Transferring Holder proposes to transfer are Class A Units), but not to any other holder of Units, an option (a "Holder Purchase Option" and together with the related Company Purchase Option, a "Purchase Option") to purchase all, but not less than all, the Units which are the subject of the Proposed Transfer Notice on the terms provided in Paragraph 8.4(b).

                          (b)     Each Company Purchase Option granted in
accordance with Paragraph 8.4(a) will be on the following terms:

                                        (1)     The term of the Company
                      Purchase Option will be 90 days after the day the Proposed Transfer Notice is given to the Company, except that if it is necessary that an expert determine the fair market value of non-cash consideration or the Fair Market Price of the Units which are the subject of the Proposed Transfer Notice in order to determine the exercise price of the Company Purchase Option, the term of the Company Purchase Option will be the later of (i) the 20th day after the day on which a copy of the determination is delivered to the Company and to all the Members or (ii) the 90th day after the day the Proposed Transfer Notice is given to the Company.

                                        (2)     The exercise price of the
                      Company Purchase Option will be (A) if the proposed transfer or grant of a beneficial interest is a sale for cash, the proposed sale price set forth in the Proposed Transfer Notice or (B) if the proposed transfer is a sale which includes consideration other than cash, the fair market value of the non-cash consideration to be paid for the Units which are the subject of the Company Purchase Option plus the amount of any cash included in the consideration, or (C) if the transfer does not involve a sale, the Fair Market Price of those Units. For the purposes of this Agreement, the fair market value of non-cash consideration, and the Fair Market Price of Units, will be as agreed upon by the Company and the Transferring Holder or, if they are unable to agree, as determined by an expert selected jointly by the Company and the Transferring Holder. The fees and expenses of such expert will be borne equally by the Company and the Transferring Holder.

                                        (3)     The exercise price of the
                      Company Purchase Option will be payable in cash.

                                        (4)     The Company Purchase Option
                      will be exercised by a notice of exercise (a "Notice of Exercise") delivered to the Transferring Holder before 5:00 p.m., New York City time, on the day the Company Purchase Option expires.

                                        (5)     If the Company exercises a
                      Company Purchase Option, it may assign the right to purchase the Units as to which the Company Purchase Option was exercised to another person or persons who is or are eligible to become a Member or Members, provided that an assignment of the right to purchase Units as to which a Company Purchase Option is exercised will not relieve the Company from liability if the purchase of those Units is not completed as provided in Paragraph 8.4(d).

                          (c)     Each Holder Purchase Option granted in
accordance with Paragraph 8.4(a) will be on the following terms:

                                        (1)     The Holder Purchase Option will
                      not become exercisable unless the related Company Purchase Option is not exercised.

                                        (2)     The term of the Holder Purchase
                      Option will be 45 days after the day on which the related Company Purchase Option expires without being exercised.

                                        (3)     The exercise price of the
                      Holder Purchase Option will be the same as the exercise price of the related Company Purchase Option.

                                        (4)     The exercise price of the
                      Holder Purchase Option will be payable in cash.

                                        (5)     The Holder Purchase Option will
                      not be assignable except to an Approved Airline.

                                        (6)     The Holder Purchase Option will
                      be exercised by LAGS or Hudson, as the case may be, by a Notice of Exercise delivered by the exercising holder to the Transferring Holder before 5:00 p.m., New York City time, on the day the Holder Purchase Option expires.

                                        (7)     If the Holder Purchase Option
                      is exercised, it must be exercised as to all the Units to which it relates.

                          (d)     If a Purchase Option is exercised, the
purchase of the Units which are the subject of the Purchase Option will take place at the principal office of the Company at 10:00 a.m., New York City time, on a date specified in the Notice of Exercise, which is not less than 10 nor more than 60 days after the Notice of Exercise is given, or at such other time and place as may be agreed upon between the Company (as to a Company Purchase Option) or the applicable one of LAGS or Hudson (as to a Holder Purchase Option) and the Transferring Holder.

                          (e)     If a Proposed Transfer Notice is given and
neither the Company Purchase Option nor the Holder Purchase Option granted in the Proposed Transfer Notice is exercised, or the Company or LAGS or Hudson, as the case may be, exercises a Purchase Option but fails to pay for the Units which are the subject of the Purchase Option on the date for the purchase specified in the Notice of Exercise, the Transferring Holder may sell or otherwise transfer the Units which were the subject of the Proposed Transfer Notice (i) within 120 days after the Purchase Option expires, or if the Purchase Option was exercised but the applicable one of the Company, LAGS or Hudson failed to pay for the Units which were the subject of the Purchase Option, within 90 days after the date for the purchase specified in the Notice of Exercise, (ii) to the person or persons specified in the Proposed Transfer Notice, and (iii) for consideration and on terms which are not more favorable to the purchaser than those set forth in the Proposed Transfer Notice. Nothing in this subparagraph will relieve the Company or LAGS or Hudson, as the case may be, from any liability it may have because of its failure to pay for Units as to which it has given a Notice of Exercise.

                                   ARTICLE IX

                              REGISTRATION RIGHTS

                 9.1      Registration of Shares.

                          (a)     If at any time the Company files a
Registration Statement which includes in the securities which are the subject of the Registration Statement Units of any class being sold by holders of Units, the Company will offer to include in the securities which are the subject of the Registration Statement Units owned by all the holders such that the Units owned by each holder which are included in the Registration Statement will be in the same proportion as the total Units owned by each holder whose Units are included in the Registration Statement (except to the extent a holder of Units requests that a lesser number of that holder's Units be included in the Registration Statement). The terms on which Units being sold by holders which are included in a Registration Statement will be sold will be the same, including, if the Registration Statement relates to an underwritten offering which includes Units being sold by any holders, inclusion in the underwritten offering of all Units (or the same portion of all Units) to which the Registration Statement relates which are being sold by each holder.

                          (b)     In order to take advantage of the right to
have Units included in a Registration Statement as provided in this Paragraph, a holder must decide to include Units in the Registration Statement within 20 days after the offer is made and must cooperate in all reasonable ways, including entering into an underwriting agreement with customary terms if Units are to be sold in an underwritten offering, with the efforts to file the Registration Statement and cause it to become effective and with the reasonable requirements of the underwriters in connection with the offering and sale of the Units.

                          (c)     The Company will bear the cost of any
Registration Statements filed in accordance with this Paragraph 9.1, except that each holder of Units will pay the underwriting discounts and commissions applicable to the Units being sold by it and will pay the costs of any separate counsel which it elects to use in connection with the offering which is the subject of the Registration Statement.

                                   ARTICLE X

                         INFORMATION ABOUT THE COMPANY

                 10.1 Right to Information. Subject to Paragraph 10.2, any Member will be entitled at any time during normal business hours to have access to the properties, books and records of the Company and its subsidiaries.

                 10.2     Confidentiality.

                          (a) Each Member will, and will cause its
representatives to, hold all information it receives as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Member from a third party which, insofar as the Member is aware, is not under an obligation to the Company or to a subsidiary to keep the information confidential, (iii) was known to the Member before it was made available to the Member or its representative by the Company or a subsidiary, or (iv) otherwise is independently developed by the Member.

                          (b)     In addition to (and not in limitation of) the
provisions of Paragraph 10.2(a), LAGS and Hudson expressly recognize and acknowledge that (x) the customers and airport authorities served by the Company engage and will engage in discussions and negotiations with the Company that are proprietary and confidential in nature, and (y) that many of such customers and airport authorities compete for business with Lufthansa, and accordingly are and will be desirous of restricting the access of Lufthansa to information concerning their business relationships with the Company. Accordingly, LAGS will not request that the Company provide, nor shall the Company be required to provide, to Lufthansa or any of its representatives or agents (except those employees of Lufthansa who have responsibility for overseeing the performance of the Company or the Buyer's relationship with the Company and are not engaged in its airline business in a capacity which might lead them to be directly or indirectly (or, as to a Representative, who is not engaged in its airline business in a capacity which might lead the Representative to be directly) engaged in procuring for Lufthansa services in North America which are rendered by the Company or its subsidiaries, or are competitive with services rendered by the Company or its subsidiaries) copies of any proprietary or confidential agreements or other documentation including, but not limited to, proposals, notes, contracts, annexes, exhibits, cost analyses or pricing information of any nature and in any form pertaining to customers or airport authorities served by the Company. In addition, LAGS and the Company will instruct and cause their employees not to provide to or discuss with any employees of Lufthansa, other than those excepted in the preceding sentence, any proprietary or confidential information (whether relating to negotiations, discussions or otherwise) pertaining to customers or airport authorities with which the Company has a business relationship. The Company will only engage in business transactions with Lufthansa that provide for normal pricing, terms and conditions in the ordinary course of business and consistent with past practice. The provisions of this Paragraph 10.2(b) relating to Lufthansa and LAGS will be binding upon any transferee of LAGS (and the affiliates of such transferee) that owns, or is affiliated with a person who owns, an airline.

                                   ARTICLE XI

                                    MEMBERS

                 11.1 Admission to Membership. No person will become a Member unless that person is shown as an owner of Units on the books of the Company. No person may resign as a Member of a class while that Member holds Units of that class. A person which acquires Units from the Company will become a Member when the person acquires those Units and executes a copy of this Agreement. A person will cease being a Member when that person disposes of all the Units owned by the person and the disposition of those Units is registered on the books of the Company. No person to whom Units are transferred by a Member will become a Member (i) unless the transfer was made as permitted by
Article VIII, (ii) until the transfer is recorded on the books of the Company, and (iii) until the person to whom the Units are transferred agrees to be bound by all the provisions of this Agreement which were applicable to such person's transferor and either executes a copy of this Agreement or executes and delivers to the Company a separate document in which the person agrees to be bound by all those provisions of this Agreement to the same extent as though the person had executed this Agreement.

                 11.2 Voting Limited to Members. Notwithstanding anything in Article III, (i) Units shown on the books of the Company as being owned by a person which is not a Member may not be voted unless and until the registered owner becomes a Member as provided in Paragraph 11.1 or the Units are transferred to a Member or to a person who becomes a Member as provided in Paragraph 11.1 and (ii) in determining the number of outstanding Units of a class for the purpose of determining whether matters voted upon by the holders of Units have been approved, Units shown on the books of the Company as being owned by persons who are not Members will not be treated as being outstanding.

                                  ARTICLE XII

                                  TAX MATTERS

                 12.1 Tax Information. Within 120 days after the original due date of the Company's Federal income tax return for a Fiscal Year, the Company will provide to each person shown on its books as being an owner of Units a copy of the Company's return and a statement on Form K-1 or another applicable form of that person's distributive share of income, gains, losses, deductions and credits for that Fiscal Year. The Company also will provide any other information reasonably requested by a holder of Units to enable the holder to complete the holder's tax returns.

                 12.2 Tax Matters Member. Hudson is designated as the Tax Matters Member (and the "tax matters partner" as defined in Section 6231(a)(7) of the Code) with respect to the Company. If at any time Hudson ceases to be a Member, the Member which holds the largest number of Units will become the Tax Matters Member. The Tax Matters Member will (i) cause to be prepared and sign all tax returns of the Company and (ii) manage all administrative tax proceedings conducted at the Company level by the Internal Revenue Service or any state, local or foreign taxing authority with respect to the Company. Any Member has the right to participate in administrative tax proceedings related to the determination of tax items at the Company level. Expenses of administrative tax proceedings undertaken by the Tax Matters Member will be paid for by the Company. Any Member which elects to participate in those proceedings will be responsible for any expenses it may incur. After consultation with LAGS and after taking into account the respective interests and tax status of Hudson, LAGS and the Company, the Tax Matters Member (i) may make, or refrain from making, any income or other tax elections for the Company which it deems necessary or advisable, including an election pursuant to
Section 754 of the Code and (ii) shall take all other action contemplated to be taken by it pursuant to Code Sections 6221 and through 6231. Notwithstanding the foregoing, the Tax Matters Member will not make any income or other tax elections or take any actions that (or fail to make such elections or to take such actions, the failure of which) would jeopardize the treatment of the Company as an entity which is not taxed as a corporation.

                 12.3 Election to be Treated as a Partnership for Tax Purposes. If under Regulations or other administrative rules the Company is permitted to elect to be treated as a partnership, the Tax Matters Member will make the permitted election for the Company to be, or to continue to be, treated as a partnership for Federal income tax purposes. Each Member consents to any election by the Tax Matters Member for the Company to be treated as a partnership for Federal income tax purposes and each Member will take any actions reasonably requested by the Company to satisfy the requirements of any applicable Regulations or rules.

                 12.4 Unit Purchase Agreement. The Company and each Member agree that the Company will be bound by, and will adhere to the provisions of Paragraph 8.4 (Payment of Taxes) of the Unit Purchase Agreement as though the Company were a signatory to the Unit Purchase Agreement.

                 12.5     Withholding.     The Company shall comply with all
applicable withholding requirements imposed under the Code and the Regulations, and any withholding taxes paid by the Company shall be deemed to be cash distributions made to the Member with respect to whom the withholding taxes were paid.


                                  ARTICLE XIII

                                  TERMINATION

                 13.1 Events of Dissolution. The Company will be dissolved upon the occurrence of any of the following events ("Dissolution Events"):

                          (a)     the Members vote for dissolution in
accordance with Paragraph 5.5(c)(x);

                          (b)     the death, insanity, retirement, resignation,
expulsion, bankruptcy or dissolution of a Member, or the occurrence of any event (other than a transfer of Units permitted by Article VIII) that terminates the continued membership of a Member of the Company (a "Membership Termination Event"), without any further action by the Members, except that upon bankruptcy, including filing for reorganization or dissolution of any of its Members, the Company will not be dissolved and there will not be a Dissolution Event if the Company is continued by the consent of holders of a majority of the Units held by Members, other than the Member which triggered the Membership Termination Event, given within 90 days after the Membership Termination Event; or

                          (c)     the entry of a decree of judicial dissolution
under Section 18-802 of the Act or any other event causing dissolution of a Limited Liability Company under the laws of the State of Delaware.

                 13.2 Liquidation. Upon the occurrence of a Dissolution Event, the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed as follows (except as otherwise required by Section 18-804 of the Act):

                          (a)     First, to the payment of debts and
liabilities of the Company and the expenses of liquidation.

                          (b)     Second, to the establishment of any reserves
which the Member Board deems reasonably necessary with regard to contingent or unmatured liabilities or obligations of the Company. That reserve may be paid to a liquidating agent to be applied to the payment of those obligations and liabilities and, to the extent not required for that purpose, to be distributed to the Members.

                          (c)     Third, in accordance with the manner in which
distributions are made pursuant to Paragraph 4.2.

                          (d)     Fourth, in accordance with the positive
Capital Account balance of all Members, as determined after taking into account all capital account adjustments for the Fiscal Year during which such liquidation occurs. All distributions required by this Paragraph 13.2(d) shall be made by the end of such Fiscal Year, or, if later, within 90 days after the date of such liquidation. A particular Member's interest in the Company may be liquidated if, and only if, the Company and all of the Members agree to such liquidation. Any liquidating distributions made to a Member in accordance with the previous sentence shall be made in accordance with the positive Capital Account balance of such Member, as described in this Paragraph 13.2(d). For purposes of this Paragraph, no transfer of Units pursuant to a Purchase Option will be deemed to constitute a liquidation of a Member's interest in the Company.

                 13.3 Final Accounting. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Members from the date of the last previous accounting to the date of dissolution.

                 13.4 Certificate of Cancellation. Upon the completion of the distribution of the Company's assets, the Company will be terminated, all Units will be cancelled, and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

                 13.5 No Liability for Return of Capital Contributions. No Member will be personally liable for the return of the Capital Contribution of any other Member. The only right of a Member upon dissolution of the Company will be to receive distributions under this Article XIII.

                                  ARTICLE XIV

                                INDEMNIFICATION

                 14.1 Indemnity. Subject to the provisions of Paragraph 14.4, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the

Company, by reason of the fact that the person is or was a Member, a Representative, an employee or an agent of the Company, or is or was serving at the request of the Company as a Director on the Board of Directors, an executive, officer, employee or agent of another enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                 14.2 Indemnity for Actions By or In the Right of the Company. Subject to the provisions of Paragraph 14.4, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the rights of the Company to procure a judgment in its favor by reason of the fact that the person is or was a Member, a Representative, an employee or an agent of the Company, or is or was serving at the request of the Company as a Director on the Board of Directors, an executive, officer, employee or agent of another enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the actions or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                 14.3 Indemnity if Successful. The Company shall indemnify a Member, a Representative, an employee or an agent of the Company against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense of any action, suit or proceeding referred to in Paragraphs 14.1 and 14.2 or in defense of any claim, issue or matter therein, to the extent that such person or entity has been successful on the merits.

                 14.4 Expenses. Any indemnification under Paragraphs 14.1 and 14.2, as well as the advance payment of expenses permitted under Paragraph 14.5, unless ordered by a court or advanced pursuant to Paragraph 14.5 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, the Representative, the employee or the agent is proper in the circumstances under this Article XIV. The determination must be made:

                          (a)     by the vote of the Member Board excluding
Representatives who are parties to the action, suit or proceeding and constituting a quorum;

                          (b)     if a quorum of the Member Board is not
obtainable, by independent legal counsel in a written opinion; or

                          (c)     by the Members who were not parties to the
action, suit or proceeding.

                 14.5 Advance Payment of Expenses. The expenses of Members, Representatives, employees or agents incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member, Representative, employee or agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or Representatives may be entitled under any contract or otherwise by law.

                 14.6 Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XIV:

                          (a)     does not exclude any other rights to which a
person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Members, Representatives or otherwise, for either an action in the person's official capacity or an action in another capacity while holding the person's office, except that indemnification, unless ordered by a court, may not be made to or on behalf of any Member, Representative, employee or agent if a final adjudication established that the person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

                          (b)     continues for a person who has ceased to be a
Member, Representative, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person; and

                          (c)     does not preclude the Member Board from
advancing expenses to employees of the Company in its sole discretion.

                 14.7 Representatives' Liability. No Representative shall have any personal liability to the Company or the Members for monetary damages for breach of fiduciary duty as a Representative, provided that this Paragraph
14.7 will not eliminate the liability of a Representative (i) for any breach of the Representative's duty of loyalty to the Company or a class of its Members,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Representative derived an improper personal benefit. No Member or Representative shall have any liability under the "corporate opportunity" doctrine for any activity of the Member or its affiliates, which activity is outside the scope of the Aviation Services Business in the United States or Canada.

                                   ARTICLE XV

                                    GENERAL

                 15.1 Home Office Overhead Fees. Hudson will charge the Company, and the Company will pay Hudson, home office overhead fees which will be (a) for all periods through and including June 30, 1997, in an amount equal to the sum of (i) 3% of Total Revenues, other than with regard to activities in Canada, plus (ii) 1% of Total Revenues from activities in Canada, and (b) for periods beginning after June 30, 1997, the amount determined as a result of good faith discussions between Hudson and LAGS (or its successor as owner of a majority of the outstanding Class B Units), after taking into account Total Revenues and administrative costs of Hudson in relation to Total Revenues, or if Hudson and LAGS (or its successor as owner of a majority of the outstanding Class B Units) are unable to agree upon an amount despite good faith efforts to do so, the amount described in clause (a).

                 15.2 Amendments. This Agreement may only be amended by both (i) the vote of the Member Board which, if applicable, will be the vote required by paragraph 5.5(c), and (ii) the vote of holders of a majority of the outstanding Units, voting as though all Units were of a single class.

                 15.3 Notices. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by certified mail return receipt requested from within the United States of America, if to the Company, addressed to the principal office of the Company, and if to a holder of Units, addressed to that holder at the address shown on the Unit register maintained by the Company.

                 15.4 Captions. The captions of the articles and paragraphs of this Agreement are for convenience only and do not affect the meaning or interpretation of this Agreement.

                 15.5 Governing Law. This Agreement will be governed by, and construed under, the laws of the State of Delaware.

                 15.6 Jurisdiction. Any action or proceeding relating to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof, shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Hudson and LAGS and each other Member each hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. Hudson and LAGS and each other Member each irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by notice given in accordance with Paragraph 15.3. In addition, LAGS hereby designates its General Counsel North America, 1640 Hempstead Turnpike, East Meadow, New York 11554, or with respect to any time when there is not a person in that capacity, LAGS hereby designates the Vice President USA of Deutsche Lufthansa AG, at that address, as its agent for service of process, and service upon LAGS shall be deemed to be effective upon service upon its agent as aforesaid or of its successor designated in accordance with the following sentence. LAGS may designate another corporate agent or law firm reasonably acceptable to Hudson and located in the Borough of Manhattan, in the City of New York, as successor agent for service of process upon 30-days prior written notice to Hudson. Each other Member that is owned by non-United States interests will also designate a corporate agent or law firm reasonably acceptable to Hudson and located in the Borough of Manhattan, in the City of New York, as agent for service of process (which, in the case of any agent which is not the initial agent, must be upon 30-days prior written notice to Hudson). Hudson and LAGS and each other Member each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceeding arising out of or in connection with this Agreement, and for enforcement of a judgment in respect thereof, in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim that such an action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                 15.7 Agreement Not to Compete. No Member will, at any time when such Member owns Units, nor within one year after the Member ceases to own Units, engage directly or through ownership of equity of other entities (other than less than 2% of the shares of a publicly traded company acquired solely as an investment), in rendering Aviation Services (other than, in the case of LAGS or its affiliates, passenger handling services) in the

United States of America or Canada, except that nothing will prevent LAGS or its affiliates from rendering Aviation Services to Lufthansa German Airlines or airlines which are alliance partners of Lufthansa German Airlines.

                 15.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                 IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the day shown on the first page.


                               HUDSON GENERAL LLC

                               By:
                                  -----------------------------
                                       Title:


                               HUDSON GENERAL CORPORATION


                               By:
                                  -----------------------------
                                       Title:


                               LAGS (USA) INC.


                               By:
                                  -----------------------------
                                       Title:


                               By:
                                  -----------------------------
                                       Title:

                                                                      SCHEDULE I
                                                            TO LIMITED LIABILITY
                                                               COMPANY AGREEMENT

                               HUDSON GENERAL LLC

                            Initial Capital                                       Number/Class
 Member                     Contribution                                          of Units
 ------                     ------------                                          --------
 Hudson General             An amount equal to 284.62% of the purchase price      740 Class A Units
 Corporation                set forth in Paragraph 1.2 of the Unit Purchase
                            Agreement (as such purchase price may be
                            adjusted pursuant to Paragraph 1.3 of the Unit
                            Purchase Agreement)

 LAGS (USA) Inc.            An amount equal to the purchase price set forth       260 Class B Units
                            in Paragraph 1.2 of the Unit Purchase Agreement
                            (as such purchase price may be adjusted pursuant
                            to Paragraph 1.3 of the Unit Purchase Agreement)